                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-97900, 333-20191, 333-51143, 333-46588 and 333-119329 of Washington Federal,
Inc. on Form S-8 of our report dated November 6, 2003, November 5, 2004, as to Note A (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note A), incorporated by reference in the Annual Report on Form 10-K/A of Washington Federal, Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche, LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
November 23, 2004